UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 21, 2006

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27598 (Commission File Number)	77-0210467 (IRS Employer Identification No.)
1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
     On August 15, 2006, the Registrant filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission notifying the Commission that the Registrant was unable to file its Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2006, by the prescribed due date of August 15, 2006, without unreasonable effort and expense. As previously disclosed in the Registrant’s filing on Form 12b-25, the Registrant had recently received information claiming that the Registrant had intentionally recognized revenues prematurely in its fourth fiscal quarter of 2004 for a $64,000 order delivered in December 2004, which the customer paid fully for in the first quarter of 2005. As a result of the claim, the Audit Committee of the Registrant’s Board of Directors undertook an external review, supported by outside counsel, of the facts and circumstances concerning this matter and related revenue recognition practices and determined that the revenue relating to the $64,000 order was prematurely booked in the fourth quarter of 2004. In the course of its review, the Audit Committee and outside counsel discovered one additional order for $34,000 for which the Registrant inappropriately booked revenue in December 2004. The sale was subsequently returned and subtracted from revenues in the first quarter of 2005. As of January 2005, the sales representative who took these orders was no longer an employee of the Registrant.
     The Registrant notes that the total of the two orders would equal $98,000 or 1.1% of revenue in the fourth quarter of fiscal 2004. Historically, the Registrant has experienced relatively modest return rates on sales. For the two and a half year period ending July 1, 2006, the Registrant averaged return rates of less than 1% of total revenues.
     The Audit Committee, with the support of outside counsel, is continuing its review of the facts and circumstances concerning these matters and the Registrant’s related revenue recognition practices, and is currently working with the Registrant’s management team to determine whether the results of the review will require the Registrant to restate its financial statements for the fourth quarter of fiscal 2004, which ended January 1, 2005, and the first quarter of fiscal 2005, which ended March 31, 2005. The Registrant is deferring the filing of its Quarterly Report on Form 10-Q for the second fiscal quarter of 2006, pending the outcome of this review.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION
By:	/s/ Larry Tannenbaum
Larry Tannenbaum
Chief Financial Officer, Secretary and Senior Vice President of Finance and Administration

Date:   August 21, 2006